Exhibit 21
Applied Cellular Technology, Inc.
List of Subsidiary Companies

 Company Name                              Country or State of
                                            Incorporation

 ACT Acquisition Corp.                          Delaware
 ACT Automotive Group, Inc.                     Delaware
 ACT Financial Corporation                      Delaware
 ACT Communications, Inc.                       Delaware
 Advanced Telecomm Holdings, Inc.               Delaware
 Advanced Telecomm of Pittsburgh,
   a Pennsylvania Business Trust                Pennsylvania
 Advanced Telecomm of Butler, Inc.              Pennsylvania
 Advanced Telecomm of Washington D.C., Inc.     Pennsylvania
 Advanced Telecomm of Maryland, Inc.            Maryland
 Advanced Telecomm of Nevada, Inc.              Nevada
 Advanced Telecommunications, Inc.              Illinois
 Alacrity Systems, Inc.                         New Jersey
 Applied Cellular Technology International, Lt  United Kingdom
 Applied Cellular Technology of Missouri, Inc   Missouri
 Atlantic Systems, Inc.                         New Jersey
 Burling Instruments, Inc.                      New Jersey
 C.T. Specialists, Inc.                         California
 Canadian Network Services, Inc.                Delaware
    City Dial Network Services, Ltd.            Ontario, Canada
    Delaware Tele-Resources, Inc.               Ontario, Canada
 Cra-Tek Company                                California
 Cybertech Station, Inc.                        Pennsylvania
 Elite Computer Services, Inc.                  New Jersey
 Hopper Manufacturing Co., Inc.                 California
 MVAK Technologies, Inc.                        New Jersey
 Norcom Resources, Inc.                         Minnesota
 Pizarro Re-Marketing, Inc.                     Texas
 PPL, Ltd.                                      New York
 Signal Processors, Ltd.                        United Kingdom
 STC Netcom, Inc.                               California
 Universal Commodities Corp.                    New Jersey
 US Electrical Products Corp.                   New Jersey




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